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                                                                     EXHIBIT 4.6


                      MERRILL LYNCH MORTGAGE LENDING, INC.
                           Four World Financial Center
                                250 Vesey Street
                            New York, New York 10080

                                December 12, 2001


JP MORGAN CHASE BANK,
 as Senior Collateral Agent and
  Junior Collateral Agent
500 Stanton Christiana Road
Newark, Delaware  19713

         Re:   Master Lease Agreement, dated as of the date hereof (the "Master
                                                                         ------
               Lease"), among Ventas Finance I, LLC (successor by assignment to
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               Ventas Realty, Limited Partnership, "Landlord") and Kindred
                                                    --------
               Healthcare, Inc. and Kindred Healthcare Operating, Inc.
                                    ----------------------------------
               (collectively, "Tenant")
               ----------------------------

Ladies and Gentlemen:

         Reference is made to the above referenced Master Lease pursuant to which Landlord has leased to Tenant certain skilled nursing facilities more particularly described on Schedule A attached hereto (collectively, the
                          ----------
"Properties"). Capitalized terms used but not otherwise defined herein shall
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have the respective meanings given thereto in the Master Lease.

         Pursuant to the terms of a Loan and Security Agreement, dated as of the date hereof (the "Loan Agreement"), between Landlord, as borrower, and Merrill
                  --------------
Lynch Mortgage Lending, Inc. (together with its successors and assigns, "Lender"), Lender intends to make a loan to Landlord on the date hereof in the
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original principal amount of $225,000,000 (the "Loan"), which is to be secured,
                                                ----
in part, by first mortgages, deeds of trust and deeds to secure debt (collectively, the "Mortgages"), as the case may be, on each of the Properties.
                    ---------
The Loan Agreement, the Mortgages and any and all other documents and agreements evidencing and securing the Loan shall be collectively referred to herein as the "Loan Documents". Simultaneously with the closing of the Loan, Lender will
 --------------
transfer the Loan to LaSalle Bank National Association, as trustee for the registered holders of Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS (the "Trustee"), pursuant to a Trust and Servicing Agreement entered
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into on the date hereof in connection with the Securitization (as defined in the
Loan Agreement) of the Loan.

         JP Morgan Chase Bank (formerly The Chase Manhattan Bank, successor-by-merger to Morgan Guaranty Trust Company of New York) ("JP Morgan
                                                                    ---------
Chase") (i) as Senior Collateral Agent, is the holder of certain senior
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leasehold mortgages and deeds of trust encumbering Tenant's interest under the
Master Lease (as amended, the "First Leasehold Mortgages") securing, in part,
                               -------------------------
indebtedness under that certain $120,000,000 Credit Agreement, dated as of April 20, 2001 (as amended, the "Senior Credit Agreement"), and (ii) as Junior
                           -----------------------
Collateral Agent, is the holder of certain second priority leasehold mortgages and deeds of trust

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encumbering Tenant's interest under the Master Lease (as amended, the "Second
                                                                       ------
Leasehold Mortgages"; together with the First Leasehold Mortgages, collectively,
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the "Leasehold Mortgages") securing, in part, indebtedness under that certain
     -------------------
$300,000,000 Credit Agreement, dated as of April 20, 2001 (as amended, the "Junior Credit Agreement"). JP Morgan Chase in its capacity as Senior Collateral
 -----------------------
Agent with respect to the First Leasehold Mortgages or Junior Collateral Agent with respect to the Second Leasehold Mortgages shall be referred to herein as the "Leasehold Mortgagee".
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              Lender, as a condition and material inducement to its funding of the Loan on the date hereof, has requested that Leasehold Mortgagee execute and deliver this letter agreement (this "Agreement"). Now, therefore, in
                                     ---------
consideration of the foregoing, the covenants and agreements hereinafter set forth and set forth in the SNDA's (hereinafter defined) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto hereby covenant and agree as follows:

              1. Trustee is a "Facility Mortgagee" and "Superior Mortgagee", as defined in the Master Lease, with respect to all of the Properties and any and all notices required to be delivered by Leasehold Mortgagee (in its capacity as a Leasehold Mortgagee under the Master Lease or as successor-in-interest to Tenant) to Trustee, as a Facility Mortgagee or Superior Mortgagee under the Master Lease or under those certain Subordination, Non-Disturbance and Attornment Agreements, dated as of the date hereof relating to the Properties (collectively, the "SNDA's"), among Landlord, Tenant and Trustee
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(successor-in-interest to Lender) shall be delivered in the manner provided in
Section 34.1 of the Master Lease to Trustee at the following address:

                   LaSalle Bank National Association,
                   135 South LaSalle Street
                   Suite 1625
                   Chicago, Illinois  60603
                   Att: Asset-Backed Securities Trust Services Group-Ventas Trust, Series 2001-VENTAS

with a copy to:    First Union National Bank
                   NC 1075
                   8739 Research Drive - URP4
                   Charlotte, North Carolina  28262-1075
                   Att: Ventas Trust, Series 2001-VENTAS

              2. Pursuant to Section 22.6(b) of the Master Lease, prior to any purchase or assignment, in whole or in part, of the Master Lease pursuant to foreclosure of any Leasehold Mortgage or transfer-in-lieu thereof, without limiting Landlord's rights under such Section 22.6(b), Leasehold Mortgagee shall be required to notify Trustee (in addition to Landlord) of the proposed transferee, and such transfer shall then be subject to the reasonable approval of Trustee, as a Facility Mortgagee, on the terms described in Section 22.6(b) of the Master Lease and the SNDA's.

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              3.   In the event that Leasehold Mortgagee shall pay any rent,
additional rent or other monetary obligations of Tenant under the Master Lease pursuant to Section 22.5(c) thereof, for so long as the Loan remains outstanding, Leasehold Mortgagee shall be required to make any and all such payments by wire transfer in accordance with the following instructions unless otherwise instructed by Trustee:

                   First Union National Bank
                   Charlotte, NC  28262
                   ABA #: 053-000-219
                   Account Name: Ventas Finance I, LLC Central Account Account #: 5000000031841
                   Reference: FUNB Loan # 52-4000001

The conditions precedent to the Leasehold Mortgagee's rights to cure any monetary defaults of Tenant under Article XXII of the Master Lease shall be satisfied if such amounts are paid in accordance with the foregoing instructions. Only amounts paid by Leasehold Mortgagee in accordance with the foregoing instructions will be credited against rent and other amounts due under the Master Lease. Trustee shall not be liable for or bound by any rent or other payments paid by Leasehold Mortgagee directly to Landlord under the Master Lease or in any other manner other than as set forth above. This paragraph 3 is subject to Section 4 of the SNDA's.

              4. Leasehold Mortgagee acknowledges and agrees that it has received, and has had an opportunity to review, true and complete copies of the Master Lease and the form of SNDA and that its rights and remedies under each of the Leasehold Mortgages shall be subject to the terms and conditions of the Master Lease and the SNDA's.

              5. This Agreement may be executed in two (2) or more counterparts each of which shall be an original but all of which taken together shall constitute one and the same agreement.

              6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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              Kindly indicate your acknowledgement and agreement with all of the terms, covenants and conditions hereof, by executing and returning a copy of this Agreement to the undersigned.

                                            Very truly yours,

                                            MERRILL LYNCH MORTGAGE
                                            LENDING, INC.

                                            By: /s/ Christopher Haynes
                                                --------------------------------
                                                Name: Christopher Haynes
                                                Its:  Vice President

Acknowledged and agreed to
as of the date first above written:

LEASEHOLD MORTGAGEES:

JP MORGAN CHASE BANK,
as Senior Collateral Agent
under the Senior Credit Agreement

By: /s/ Houston A. Stebbins
    -------------------------------
    Name: Houston A. Stebbins
    Its:  Managing Director


JP MORGAN CHASE BANK,
as Junior Collateral Agent
under the Junior Credit Agreement

By: /s/ Houston A. Stebbins
    -------------------------------
    Name: Houston A. Stebbins
    Its:  Managing Director


LANDLORD:

VENTAS FINANCE I, LLC

By: /s/ T. Richard Riney
    -------------------------------
    Name: T. Richard Riney
    Its:  Executive VP

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TENANT:

KINDRED HEALTHCARE, INC.

By: /s/ Richard A. Schweinhart
    ----------------------------------
    Name: Richard A. Schweinhart
    Its:  Senior VP & CFO



KINDRED HEALTHCARE OPERATING, INC.

By: /s/ Richard A. Schweinhart
    ----------------------------------
    Name: Richard A. Schweinhart
    Its:  Senior VP & CFO